Exhibit 99.1

[LETTERHEAD OF THE MIDDLEBY CORPORATION]

THE MIDDLEBY CORPORATION SCHEDULES

PRESENTATION TO INSTITUTIONAL INVESTORS

Elgin, IL, March 13, 2003 – The Middleby Corporation (NASDAQ: MIDD), a global supplier of equipment to the foodservice industry, today announced that company management will make a presentation to institutional investors at the 15th Annual Roth Capital Partners Growth Stock Conference in Dana Point, CA on Tuesday, March 18, 2003 at 10:00 AM Pacific time.

Investors may access an Internet webcast of the presentation at:

   http://www.twst.com/econf/mm/roth2/midd.html

The webcast will also be available at www.middleby.com.

The Middleby Corporation is a leader in the design, manufacture, marketing and service of a broad line of equipment used for cooking and preparation of food in commercial and institutional kitchens and restaurants throughout the world. The company’s leading equipment brands include Blodgett®, Blodgett Combi®, CTX®, MagiKitch’n®, Middleby Marshall®, Pitco Frialator®, Southbend®, and Toastmaster®. Middleby’s international subsidiary, Middleby Worldwide, is a leading exporter and distributor of foodservice equipment in the global marketplace and its international manufacturing subsidiary, Middleby Philippines Corporation, is a leading supplier of specialty equipment in the Asian markets.

For further information about Middleby, visit the company’s World Wide Web site, http://www.middleby.com.

Contact:	Selim A. Bassoul, Chief Executive Officer – 847- 429-7788 David B. Baker, Chief Financial Officer – 847- 429-7915 Timothy J. FitzGerald, Corporate Controller –847-429-7744